                                                                    EXHIBIT 10.7

                  EMPLOYMENT AND SEVERANCE AGREEMENT AMENDMENT;
                     NOTICE OF TERMINATION, RESIGNATION, AND
                       OTHER SEVERANCE RELATED AGREEMENTS

                                   RECITATIONS

The parties to this EMPLOYMENT AND SEVERANCE AGREEMENT AMENDMENT; NOTICE OF TERMINATION, RESIGNATION, AND OTHER SEVERANCE RELATED AGREEMENTS (this "Severance Agreement") are Kitty Hawk, Inc. ("Kitty Hawk" or the "Company") and Jack Andrew "Drew" Keith ("Keith", "Drew Keith", or "Participant").

Whereas, Kitty Hawk and Keith are parties to the EMPLOYMENT AND SEVERANCE AGREEMENT (the "Agreement") dated effective October 3, 2002, a copy of which is attached as Exhibit A; and

Whereas, Kitty Hawk and Keith are parties to the INCENTIVE STOCK OPTION AGREEMENT - KITTY HAWK 2003 LONG TERM EQUITY INCENTIVE PLAN (the "Stock Option") having a Date of Grant of July 30, 2003, a copy of which is attached as Exhibit B; and,

Whereas, capitalized terms used herein will have the meaning ascribed to them in the Agreement or the Stock Option unless otherwise defined herein; and,

Whereas, unless specifically modified, amended or provided for in this Severance Agreement, the benefits, rights and obligations of the parties will continue to be governed by the Agreement and the Stock Option; and,

Whereas, the Agreement and the Stock Option will continue to survive as amended by this Severance Agreement; and,

Whereas, in order to minimize the disruption to Kitty Hawk's ongoing business and provide for a smooth transition of Keith's corporate responsibilities to a successor, Kitty Hawk and Keith have reached certain other agreements regarding Keith's severance of employment from Kitty Hawk as set-forth herein;

Now; therefore, in consideration of the mutually acceptable terms and conditions herein, Kitty Hawk and Keith agree as follows:

                                  Keith's Initials             /s/ DK

                                  Kitty Hawk's CEO Initials    /S/ RWZ

                  EMPLOYMENT AND SEVERANCE AGREEMENT AMENDMENT

3.6 TERMINATION. The written notice requirement to terminate the Agreement is amended to require 60 days in lieu of 30 days.

                              NOTICE OF TERMINATION

Kitty Hawk hereby terminates Keith's employment without material breach effective December 31, 2003 pursuant to 3.6 TERMINATION., B. of the Agreement. Keith hereby waives written notice as required pursuant to 6.3 NOTICES. of the Agreement.

                                   RESIGNATION

Pursuant to notice of Termination given herein by Kitty Hawk, the amendments to the Agreement as provided herein, and the other agreements reached in this Severance Agreement, Keith resigns all positions he holds within Kitty Hawk, Aircargo, and Cargo effective December 31, 2003 as provided in 3.6 TERMINATION.,
B. of the Agreement. Kitty Hawk hereby waives its right, if any, to a separate letter of resignation as contemplated in 3.6 TERMINATION., B. of the Agreement.

                       OTHER SEVERANCE RELATED AGREEMENTS

CONSULTANT PERIOD: from January 1, 2004 through February 29, 2004 Keith will be available to the Company as a full-time (or as needed) consultant and will assist Kitty Hawk as directed by Kitty Hawk's President and CEO. As compensation for this Consultant Period, Keith will receive all of the compensation, benefits and rights afforded him as provided in the Agreement, as amended herein, for the 60-day notice period. The 60-day notice period provided in the Agreement, as amended herein, and this Consultant Period are coterminous. During this Consultant Period, Keith will adhere to and be subject to the Kitty Hawk Team Member Guide (a copy of which has previously been provided to Keith).

STOCK OPTION: as additional consideration, Kitty Hawk agrees to provide that Participant's Termination of Service (whereby Drew Keith is the Participant to the Stock Option as defined therein) as it pertains to the Stock Option, will be 6 p.m. on June 1, 2004 in lieu of an earlier date certain as provided in the Stock Option absent this Severance Agreement.

UNUSED VACATION: for the avoidance of doubt, Keith will be paid on or before February 29, 2004 for any earned but unused vacation as of December 31, 2003.

                                  Keith's Initials             /s/ DK
                                                               ------------

                                  Kitty Hawk's CEO Initials    /s/ RWZ
                                                               ------------

SEVERANCE AGREEMENT TERM: the term of this Severance Agreement will be January 1, 2004 through 6 p.m. June 1, 2004.

KEITH'S ADDITIONAL CONSIDERATION TO KITTY HAWK: in return for the additional consideration provided to Keith in this Severance Agreement, Keith agrees to and states:

1. Keith will not bring, continue or maintain any legal proceedings of any nature whatsoever against the Company before any court, administrative agency, arbitrator or any other tribunal or forum by reason any such claims, demands, liabilities and/or causes of action, arising out of, relating to or resulting from Keith's employment or termination from employment (except for a claim of willful breach of the Agreement, the Stock Option or this Severance Agreement), and that if any agency or court assumes jurisdiction of any complaint, claim, or action against the Company on Keith's behalf, Keith will direct that agency or court to withdraw from or dismiss the matter with prejudice, unless it is a claim for willful breach of the Agreement, the Stock Option or this Severance Agreement.

2. While Keith understands that Keith has had the following obligations since Keith began his employment with the Company, Keith confirms that he shall not disclose any of the Company's trade secrets or other confidential, proprietary or restricted information and shall not make use of such trade secrets or confidential, proprietary or restricted information in any fashion at any time.

3. Keith further agrees and promises that during the term of this Severance Agreement and for period of one (1) year from June 1, 2004 he will not influence or attempt to influence customers or suppliers of the Company or any of its present or future subsidiaries or affiliates, either directly or indirectly, to divert their business to any individual, partnership, firm, corporation or other entity then in competition with the business of the Company, or any subsidiary or affiliate of the Company.

4. Keith further agrees not to knowingly make any unsubstantiated statements that defame or disparage the Company or its products, services, officers, Team Members (as defined in the Team Member Guide), advisors or other business contacts. Keith shall not represent, suggest, or hold himself out as being currently associated or affiliated with the Company in any way. Keith shall not make contact with or engage in communications about the Company or its operations with the media, current or former Team Members of the Company, or current or former customers of the Company, provided, however, that if Keith is contacted by the media, current or former Team Members of the Company, current or former customers of the Company, the general public, or any other individual or entity, Keith shall not suggest or imply that Keith is privy to current information about the Company, and shall not comment about the current or prospective operations of the Company. Keith acknowledges and agrees that any breach of this non-defamation provision shall entitle the Company to immediately terminate payment of the additional

                                  Keith's Initials             /s/ DK
                                                               ------------

                                  Kitty Hawk's CEO Initials    /s/ RWZ
                                                               ------------
         consideration provided to Keith as described in this Severance Agreement, and to sue Keith for breach of this Agreement for the immediate recovery of any damages caused by such breach and to prevent further statements that defame the Company or any of its products. services, officers, Team Members, advisors or other business contacts.


ADDITIONAL PROVISIONS: Kitty Hawk and Keith further agree and so state:

1. This Severance Agreement does not constitute an admission of any kind by the Company or Keith, but simply an agreement which offers certain additional consideration to which Keith would not otherwise be entitled in return for Keith agreeing to the terms of and signing this Severance Agreement. Keith further understands and agrees that if Keith breaches a material term or condition of this Severance Agreement, Keith will automatically forfeit all of the additional consideration provided to him in this Severance Agreement. If Keith violates this Severance Agreement after receiving any additional consideration as provided herein, Keith agrees that Keith will forfeit and/or immediately return the additional consideration to the Company. In any action brought to enforce any provisions of the Agreement, the Stock Option, or this Severance Agreement, in addition to any other relief granted, the prevailing party shall recover its reasonable costs of enforcement including, but without limitations to costs and reasonable attorney fees incurred.

2. The Company agrees not to make any unsubstantiated statements that defame Keith. The Company shall not make contact with or engage in communications about Kieth with (i) the media, current or former Team Members of the Company, or (ii) current or former advisors or business contacts of the Company. The Company acknowledges and agrees that any breach of this non-defamation provision shall entitle Keith to sue the Company for breach of this Severance Agreement and seek immediate recovery of any damages caused by such breach and to prevent the Company from further statements that defame Keith or any of Keith's products, services, or future employer.

3. Keith acknowledges and agrees that Keith has been advised that this Severance Agreement is a final and binding legal document, and that Keith has had sufficient time and opportunity to consult with an attorney and/or tax consultant of his own choosing before signing this Severance Agreement, and that in signing this Severance Agreement, Keith has acted voluntarily of his own free will and has not relied upon any representation made by the Company or any of its agents, Team Members or representatives regarding the subject matter or effect of this Severance Agreement. Keith further agrees not to voluntarily make the terms and conditions or the circumstances surrounding this Severance Agreement known to anyone other than the attorney and/or tax consultant from whom Keith receives counseling, as referred above, and his spouse. However, before disclosing such information to these individuals, Keith will obtain their agreement not to disclose such information. If any

                                  Keith's Initials             /s/ DK
                                                               --------------

                                  Kitty Hawk's CEO Initials    /s/ RWZ
                                                               --------------
         provision of this Severance Agreement is breached by Keith, Keith understands that Keith will be required to return to the Company the additional consideration given to him pursuant to this Severance Agreement.

4. Keith understands that if Keith elects to revoke this Severance Agreement, Keith understands that Keith will not be entitled to the additional consideration described in this Severance Agreement.

5. Keith acknowledges and agrees that all applicable requirements of state law governing or affecting the validity of compromises, settlements and releases are specifically incorporated herein as fully as if set forth at length.

6. Keith also understands that if Keith signs this Severance Agreement, Keith will then have seven (7) days to revoke it, in writing, if Keith so chooses. However, if Keith elects to revoke this Severance Agreement, Keith understands that Keith will not be entitled to the additional consideration provided in this Severance Agreement. Keith realizes this Severance Agreement is not effective or enforceable until the seven (7) day period expires.

KEITH IS ENTERING INTO THIS SEVERANCE AGREEMENT FREELY AND VOLUNTARILY AND KEITH IS SATISFIED THAT KEITH HAS BEEN GIVEN SUFFICIENT OPPORTUNITY TO CONSIDER IT. KEITH HAS CAREFULLY READ AND UNDERSTANDS ALL OF THE PROVISIONS OF THIS SEVERANCE AGREEMENT. KEITH UNDERSTANDS THAT THIS SEVERANCE AGREEMENT, TAKEN TOGETHER WITH THE AGREEMENT AND STOCK OPTION, SET FORTH THE ENTIRE AGREEMENT BETWEEN KEITH AND THE COMPANY. KEITH REPRESENTS THAT NO OTHER STATEMENTS, PROMISES, OR COMMITMENTS OF ANY KIND, WRITTEN OR ORAL, HAVE BEEN MADE TO KEITH BY THE COMPANY TO CAUSE KEITH TO ACCEPT THIS SEVERANCE AGREEMENT. KEITH ACKNOWLEDGES ACCEPTANCE OF THIS SEVERANCE AGREEMENT BY SIGNATURE BELOW:

/s/ Jack Andrew "Drew" Keith                                         2/18/2004
-------------------------------------------                          -----------
Jack Andrew "Drew" Keith                                             Date

Agreed to and accepted on behalf of Kitty Hawk, Inc.:

/s/ Bob Zoller, President and CEO                                    2/17/2004
------------------------------------------                           -----------
Bob Zoller, President and CEO                                        Date

                                  Keith's Initials             /s/ DK
                                                               --------------

                                  Kitty Hawk's CEO Initials    /s/ RWZ
                                                               --------------